EXHIBIT 4.1
EXECUTION COPY

CAPELLA HEALTHCARE, INC.

$500,000,000

9 1/4% SENIOR NOTES DUE 2017

INDENTURE

Dated as of June 28, 2010

U.S. Bank National Association,
as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture
Reference	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 4.04, 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

(continued)

(continued)

(continued)

          This INDENTURE, dated as of June 28, 2010, is by and among Capella Healthcare, Inc., a Delaware corporation (the “Company”), each Guarantor listed on the signature pages hereto, and U.S. Bank National Association, as trustee (the “Trustee”).
          The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders, as defined below, of (a) the Initial Notes, as defined below, (b) any Additional Notes, as defined below, that may be issued after the date hereof and (c) if and when issued pursuant to Registration Rights Agreement, as defined below, the Company’s Exchange Notes, as defined below, issued in the Exchange Offer, as defined below, in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          “144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement. For all purposes of this Indenture, the term “interest” shall include Additional Interest, if any, with respect to the Notes.
          “Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

          “Asset Sale” means (1) the sale, lease, transfer, conveyance or other disposition of any assets or rights, (each referred to in this definition as a “disposition”); and (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or sale of Equity Interests in any of its Restricted Subsidiaries.
     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
     (a) any single disposition or series of related dispositions that involves assets having a Fair Market Value of less than $5.0 million;
     (b) any disposition of assets between or among the Company and its Restricted Subsidiaries;
     (c) any issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
     (d) a Restricted Payment that is permitted by Section 4.10 hereof or a Permitted Investment;
     (e) any disposition of (i) inventory in the ordinary course of business, or (ii) property or assets that are obsolete, damaged or worn out, including equipment and that are no longer useful in the conduct of the Company’s or its Subsidiaries’ business and that is disposed of in the ordinary course of business;
     (f) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries in a manner permitted pursuant to Article 5 or any disposition that constitutes a Change of Control;
     (g) the license, lease or sublease of any real or personal property in the ordinary course of business;
     (h) any issuance or sale of Equity Interests in a Permitted Joint Venture, or in connection with the formation of a Permitted Joint Venture, pursuant to agreements relating to such Permitted Joint Venture, provided that the consideration received by the Company and its Restricted Subsidiaries shall be exempted from the definition of “Asset Sale” under this clause (h) only insofar as such consideration consists of assets other than cash, Cash Equivalents or assets that would be deemed to be under Section 4.12(b) hereof;
     (i) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (j) any disposition of assets received by the Company or any Restricted Subsidiary upon foreclosure on a Lien or receivables owing to the Company or any Restricted Subsidiary for the purpose of collection of outstanding balances in the ordinary course of business consistent with past practice;
     (k) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;
          (l) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and
          (m) any Permitted Asset Swap.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     ”Board of Directors” means:
     (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board;
     (b) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof;
     (c) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (d) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City.
     “Capella Surety” means a captive, wholly-owned Subsidiary of Holdings established for the purpose of insuring the businesses or facilities owned or operated by the Company or any of its Subsidiaries, including but not limited to health care facilities, any joint venture of the Company or any of its Subsidiaries or any physician or other personnel employed by or on the medical staff of any such business or facility.
     “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as capitalized liability on a balance sheet of such Person prepared in conformity with GAAP.
     “Capital Lease Obligation” means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person under Capital Leases determined in accordance with GAAP.
     “Capital Stock” means:
     (a) in the case of a corporation, corporate stock;
     (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (a) U.S. dollars;
     (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
     (c) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;
     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;
     (e) commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s and in each case maturing within one year after the date of acquisition;
     (f) investment or money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition;
     (g) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A-1 by S&P or P-1 by Moody’s; and
     (h) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated A-1 by S&P and P-1 by Moody’s and (iii) have portfolio assets of at least $500.0 million.
     “Change of Control” means the occurrence of any of the following:
     (a) prior to the completion of any initial public offering of the stock of Holdings or the Company generating (individually or in the aggregate together with any prior initial public offering) net cash proceeds in an amount that equals or exceeds $100,000,000, either (i) Permitted Holders shall cease to, directly or indirectly, own and control (x) more than 50% of the Voting Stock of Holdings and the Company, on a fully diluted basis, or (y) at least a percentage of the outstanding Voting Stock of Holdings necessary to elect at any time a majority of the board of directors (or similar governing body) of Holdings and the Company or (ii) a Person other than a Permitted Holder acquires all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole;
     (b) on and after completion of any initial public offering referenced in clause (a) above, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of Securities within the meaning of Rule 13d5(b)(1) of the Exchange Act) other than the Permitted Holder shall (i) become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that each Person shall be deemed to have “beneficial ownership” of all Equity Interests that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the then outstanding Voting Stock of Holdings or the Company or (ii) acquire all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole

(for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of any Person held by any other Person as long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such other Person);
     (c) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the Board of Directors (or similar governing body) of Holdings and the Company (together with any new directors nominated by the Sponsor and directors whose election by the Board of Directors of Holdings or whose nomination for election by the members of Holdings was approved by a vote of at least a majority of the directors (or members of a similar governing body) then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors (or members of a similar governing body) then in office; or
     (d) Holdings shall cease to own and control directly or indirectly all of the economic and voting rights associated with all of the outstanding Stock of the Company.
     “Clearstream” means Clearstream Banking S.A. and any successor thereto.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission.
     “Company” means Capella Healthcare, Inc., a Delaware corporation, and any successor thereto.
          “Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (b) provision for taxes based on income or profits or capital of such Person and its Restricted Subsidiaries for such period, including, without limitation, state, franchise and similar taxes (including any distribution pursuant to Section 4.10(b)(10) hereto), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (d) any reasonable expenses or charges related to the Credit Facilities, any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (including a refinancing thereof) (in each case of the preceding, whether or not successful consummated); plus
     (e) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges); plus

     (f) the non-controlling interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus
     (g) the amount of any expense to the extent a corresponding amount is received in cash by the Company and its Restricted Subsidiaries from a Person other than the Company or any Subsidiary of the Company under any agreement providing for reimbursement of any such expense; provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); plus
     (h) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $2.0 million and (y) 2.0% of Consolidated Cash Flow of the Company and its Restricted Subsidiaries for each period; plus
     (i) without duplication, any other non-cash charges (including, but not limited to any impairment charges); plus
     (j) any net losses resulting from Hedging Obligations entered into in the ordinary course of business; plus
     (k) an amount equal to any loss from discontinued operations of such Person or any of its Subsidiaries to the extent such loss was deducted in computing such Consolidated Net Income; plus
     (l) depreciation, amortization (including amortization of goodwill and other intangibles and deferred financing fees but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for expenses to be paid in cash in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
     (m) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of, or cash reserve for, cash charges or asset valuation adjustments or revenue in the ordinary course of business; in each case, on a Consolidated basis.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (a) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment or Indebtedness permitted to be incurred under this Indenture, including all fees, expenses and charges related to the initial borrowings under the Credit Agreement, the offering of the Notes and the use of proceeds therefrom, in each case as described in the Offering Memorandum, in each case shall be excluded;
     (b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

     (c) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;
     (d) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;
     (e) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness shall be excluded;
     (f) (i) the Net Income for such period of any Person that is not, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (ii) without duplication, the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amounts included in clause (i);
     (g) any non-cash impairment charges resulting from the application of GAAP and the amortization of intangibles pursuant to GAAP, shall be excluded and any increase in amortization or depreciation or any onetime non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated after the Issue Date shall be excluded;
     (h) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;
     (i) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of GAAP shall be excluded; and
     (j) the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or any Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.
          “Consolidated Net Tangible Assets” means, as of each date of determination, the total amount of assets of the Company and its Restricted Subsidiaries, after deducting therefrom (a) all current liabilities of the Company and its Restricted Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) inter-company liabilities and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, intangibles assets, other assets and deferred tax assets of the Company and its Restricted Subsidiaries, all as set forth on the latest balance sheet of the Company.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.
          “Credit Agreement” means that certain credit agreement, dated as of June 28, 2010, among the Company, Bank of America, N.A., as administrative agent and collateral agent, and lenders thereunder, including any related notes, guarantees, collateral documents, instruments, letters of credit and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (by one or more credit facilities, debt instruments and/or related documentation) or refinanced (in whole or in part) from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders or financial institutions thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.
          “Credit Facilities” means, one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by Section 4.09 hereof.
          “Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.10(a)(4)(iii)(B) hereto.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a Change of Control or Asset Sale), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than as a result of a Change of Control or Asset Sale), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or the date the Notes are no longer outstanding. Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or its Subsidiary to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock; and (ii) if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by either of the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any private or public sale of common stock of the Company other than (i) public offerings with respect to common stock of the Company or of any direct or indirect parent corporation of the Company registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and (ii) any such public or private sale that constitutes an Excluded Contribution.
          “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.
          “Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.
          “Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received after the Issue Date by the Company and its Restricted Subsidiaries from:
     (a) contributions to its common equity capital; and
     (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary of the Company) of Capital Stock (other than Disqualified Stock);
          in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.10(a)(4)(iii) hereof.
          “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Indenture governing the Notes and the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party:
     (a) in the case of a value less than $15.0 million, determined in good faith by the principal financial officer of the Company;
     (b) in the case of a value in excess of $15.0 million, determined by the Board of Directors whose resolutions with respect thereto set forth in an Officers’ Certificate; and
     (c) in the case of a value in excess of $25.0 million, determined by an opinion or appraisal supporting such valuation from an accounting, appraisal or investment banking firm of national standing.

          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers or consolidations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, and if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to an acquisition, the pro forma calculations shall be determined in good faith by the principal financial or accounting officer of the Company and such pro forma calculations may include operating expense reductions for such period directly attributable to the acquisition which is being given pro forma effect that were actually implemented prior to the Calculation Date and are supportable and quantifiable by the underlying accounting records or for which the steps necessary for realization have been taken or will be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the principal financial and accounting officer of the Company which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments comply with the requirements of this provision and are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation and Attributable Debt in respect of sale and leaseback transactions shall be deemed to accrue at an interest rate reasonably determined by the principal financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation or Attributable Debt in respect of sale and leaseback transactions in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
          (a) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
     (b) the consolidated net interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (d) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company or to the Company or a Restricted Subsidiary of the Company (excluding items eliminated upon consolidation).
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
          “Global Note” means any global Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereto, which is required to be placed on all Global Notes issued under this Indenture.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets (other than any pledges of assets by Permitted Physician Partnerships or Permitted Joint Ventures pursuant to any Credit Facility) or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
          “Guarantors” means each of:
     (a) the Company’s Restricted Subsidiaries that guarantee Indebtedness of the Company, or are named borrowers, under any Credit Facility; and
     (b) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and their respective successors and assigns; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
     (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
          “Holder” means a Person in whose name a Note is registered in the Security Register.
          “Holdings” means Capella Holdings, Inc., a Delaware corporation.

          “IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (c) in respect of banker’s acceptances;
     (d) representing Capital Lease Obligations;
     (e) representing the balance deferred and unpaid of the purchase price of any property, except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor; and (ii) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 Business Days of any such drawing; or
     (f) representing any Hedging Obligations;
          if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (provided that contingent obligations incurred in the ordinary course of business and not in respect of borrowed money shall be deemed not to constituted Indebtedness).
          The amount of any Indebtedness outstanding as of any date shall be:
          (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
          (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
          “Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” means $500,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          “Interest Payment Dates” shall have the meaning set forth in paragraph 1 of any Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.
          “Investment Grade Securities” means:
     (a) securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding one year from the date of acquisition;
     (b) investments in any fund that invests exclusively in investments of the type described in clause (a) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and
     (c) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding one year from the date of acquisition.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business and to the extent recorded in conformity with GAAP on the balance sheet of the Company or a Restricted Subsidiary, prepaid expenses or deposits, endorsements for collections or deposits, in each case arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.10(c) hereto. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.10(c) hereto.
          “Issue Date” means June 28, 2010.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Medicaid” means that certain means-tested entitlement program under Title XIX of the Social Security Act of 1965, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth in Section 1396, et seq. of Title 42 of the United States Code.
          “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act of 1965, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth in Section 1396, et seq. of Title 42 of the United States Code.
          “Moody’s” means Moody’s Investors Service, Inc.

          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.
          “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, and payments required to be made to holders of interests in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, required to be paid as a result of such transaction, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and any reserve against liabilities associated with the asset disposed of in such transaction and retained by the Company or a Restricted Subsidiary after such sale or other disposition, including, without limitation, pension and other post-employment benefit liabilities, and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Non-Recourse Debt” means Indebtedness:
     (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;
     (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
     (c) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the final offering memorandum relating to the Initial Notes dated June 21, 2010.
          “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President or the Treasurer of the Company.
          “Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee,
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

          “Permitted Asset Swap” means sales, transfers or other dispositions of assets, including all of the outstanding Capital Stock of a Restricted Subsidiary, for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business having property or assets of a nature or type, or engaged in a business similar or related to the nature or type of the property and assets of, or business of, the Company and the Restricted Subsidiaries existing on the date of such sale or other disposition.
          “Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and the businesses reasonably related, incidental, similar or ancillary thereto or a reasonable extension, development or expansion thereof, including the ownership, operation and/or management of a hospital or other facility or business that is used or useful in or related to the health care industry or the provision of health care services, or any captive insurance company in connection with the ownership, operation and/or management of a hospital or ancillary to the provision of health care services or information or the investment in or management, lease or operation of a hospital or outpatient clinic and any captive insurance company.
          “Permitted Holders” means, at any time, each of (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors); and (ii) one or more of the executive officers of the Company as of the Issue Date as listed in the Offering Memorandum under the caption “Management” (excluding any representatives of the Sponsors and their Affiliates). Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.
          “Permitted Investments” means:
     (a) any Investment in (i) the Company or (ii) a Restricted Subsidiary; provided, however, that with respect to any Investment in a Restricted Subsidiary which is a Permitted Physician Partnership or Permitted Joint Venture and in either case not a Guarantor, then such Investment shall be (x) pursuant to a Permitted Physician Partnership Note or Permitted Joint Venture Note and/or a cash management agreement of the type described in the definitions of “Physician Partnership Management Agreements” and “Permitted Joint Venture Management Agreements” and/or (y) an Investment in Capital Stock of such Permitted Physician Partnership or Permitted Joint Venture; provided further, however, that (A) with respect to any Investment in or designation of a Restricted Subsidiary which is a Permitted Joint Venture and not a Guarantor, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Investment in or designation of a Permitted Joint Venture and after giving pro forma effect to such Investment or designation and any related transactions, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereto and (B) if such Investment is an Investment in Capital Stock of such Permitted Physician Partnership or Permitted Joint Venture, Consolidated Cash Flow (less minority interests in earnings of consolidated subsidiaries) would be not less than Consolidated Cash Flow (less minority interests in earnings of consolidated subsidiaries) immediately before such Investment;
     (b) any Investment in Cash Equivalents and Investment Grade Securities;
     (c) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
          (i) such Person becomes a Restricted Subsidiary (other than a Permitted Joint Venture which is not a Guarantor); or
          (ii) such Person, in one or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than a Permitted Joint Venture which is not a

          Guarantor);
          (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 hereto;
          (e) any acquisition of assets, including assets in the form of a promissory note or similar instrument, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
          (f) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers or others that were incurred in the ordinary course of business, including pursuant to foreclosure, or any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or others;
          (g) Hedging Obligations;
          (h) Investments the payment for which is Capital Stock (other than Disqualified Stock) of the Company;
          (i) Investments in prepaid expenses, negotiable instruments held for collection, utility and workers compensation, performance and similar deposits made in the ordinary course of business;
          (j) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business for all such loans and advances not to exceed $5.0 million at any time outstanding and loans and advances of payroll payments and expenses to officers, directors and employees incurred in the ordinary course of business;
          (k) Investments existing on the Issue Date;
          (l) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with Article 5 hereto after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (m) Investments consisting of licensing, sub-licensing or contributing intellectual property pursuant to joint marketing arrangements with other Persons;
          (n) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
          (o) additional Investments in joint ventures of the Company or any Restricted Subsidiary in an aggregate amount not to exceed 3.5% of Consolidated Net Tangible Assets;
          (p) Physician Support Obligations made by the Company or its Subsidiary;
          (q) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and
          (r) any Investment by the Company or a Restricted Subsidiary in a Permitted Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (r) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $30.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (r) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (r) for so long as such Person continues to be a Restricted Subsidiary.
          “Permitted Joint Venture” means any Restricted Subsidiaries the Company may designate as a Permitted Joint Venture; provided, however, that as of the effective date of such designation, (a) such Permitted Joint Venture is, directly or indirectly through its subsidiaries or otherwise, engaged in a Permitted Business, (b) all Equity Interests of such Permitted Joint Venture are owned, or acquired in compliance with the terms of this Indenture, by the Company or a Restricted Subsidiary and owned by one or more Qualified Investors.
          “Permitted Joint Venture Management Agreements” means certain agreements among the Company and the applicable Permitted Joint Venture pertaining to the management and operation of the business of such Permitted Joint Venture, including (i) a Fair Market Value management agreement, pursuant to which the Company shall manage the operations of such Permitted Joint Venture in exchange for a fee to be paid to the Company by such Permitted Joint Venture and (ii) a cash management agreement, pursuant to which such Permitted Joint Venture shall participate in the Company’s cash management system.
          “Permitted Joint Venture Note” means collectively one or more secured intercompany notes evidencing an intercompany loan or loans made by the Company to any Permitted Joint Venture; provided, however, that no such intercompany notes with respect to a Permitted Joint Venture shall be considered a “Permitted Joint Venture Note” hereunder unless (a) such note or notes contain no covenants or other restrictions, including restrictions on the ability of such Permitted Joint Venture to pay any required dividends or fee payments to the Company or to Qualified Investors owning Equity Interests of such Permitted Joint Venture; and (b) the obligations evidenced by such note(s) are secured by a perfected Lien in favor of the Company on substantially all of the personal property assets (and may, but is not required to, be secured by, liens on owned real property and Equity Interests) owned by the Permitted Joint Venture.
          “Permitted Liens” means, with respect to any Person:
     (a) Liens securing Indebtedness under one or more Credit Facilities or other pari passu Indebtedness permitted to be incurred pursuant to Section 4.09 hereof in an amount not to exceed the greater of (i) the amount of Indebtedness permitted to be incurred pursuant to Section 4.09 and (ii) the amount of Indebtedness such that the Secured Indebtedness Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 3.00 to 1.00;
     (b) Liens in favor of the Company or the Guarantors;
     (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;
     (d) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;
     (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred or letters of credit or bankers’ acceptances issued and completion guarantees provided for, in the ordinary course of business;
     (f) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(5) hereof covering only the assets acquired with such Indebtedness;

     (g) Liens existing on the Issue Date;
     (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (i) Liens securing any Permitted Physician Partnership Note, Physician Partnership Management Agreement, Permitted Joint Venture Agreement, or any other promissory note or similar instrument between or among the Company and any Restricted Subsidiary;
     (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;
     (k) Liens with respect to deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;
     (l) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereto;
     (m) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;
     (n) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (o) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;
     (p) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
     (q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.09 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof; and
     (r) Liens securing Capital Lease Obligations permitted to be incurred pursuant to Section 4.09 hereof and Indebtedness permitted to be incurred under Section 4.09(b)(4) hereof; provided, however, that such Liens securing Capital Lease Obligations or Indebtedness incurred under Section 4.09(b)(4) hereof may not extend to property owned by the Company or any Restricted Subsidiary other than the property being leased or acquired pursuant to such Section 4.09(b)(4) hereof;
     (s) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and

     (t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.
          “Permitted Physician Partnership” means each of (a) White County Community Hospital, LLC, a Delaware limited liability company, (b) Hot Springs National Park Hospital Holdings, LLC, a Delaware limited liability company and (c) Columbia Capital Medical Center Limited Partnership, a Washington limited partnership; provided, however, that if (i) at any time the Company ceases to own, directly or indirectly, at least 75% of the outstanding Equity Interest of any Person described in clauses (a) or (b) above, or (ii) any Person identified in clauses (a) through (c) above shall at any time cease to be a party to any of its applicable Physician Partnership Management Agreements or a borrower under any of its applicable Permitted Physician Partnership Notes, such Person shall not be considered a Permitted Physician Partnership after such time.
          “Permitted Physician Partnership Note” means collectively one or more secured intercompany notes evidencing intercompany loans made by the Company to any Permitted Physician Partnership; provided, however, that no such intercompany notes with respect to a Permitted Physician Partnership shall be considered a “Permitted Physician Partnership Note” hereunder unless (a) one or more of such notes evidence Indebtedness in an initial amount equal to at least 70% of the total capitalization of such Permitted Physician Partnership; (b) such note or notes contain no covenants or other restrictions, including restrictions on the ability of such Permitted Physician Partnership to pay any required dividends or fee payments to the Company or to Qualified Investors owning Equity Interests of such Permitted Physician Partnership; and (c) the obligations evidenced by such note or notes are secured by a perfected Lien in favor of the Company on substantially all of the personal property (and may, but are not required to, be secured by, liens on owned real property and Equity Interests) owned by the Permitted Physician Partnership.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:
     (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (b) in the case of Subordinated Obligations, (a) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (b) is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (c) such Indebtedness is incurred either by the Company or by its Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Physician Partnership Management Agreements” means certain agreements among the Company and the applicable Permitted Physician Partnership pertaining to the management and operation of the business of such Permitted Physician Partnership, including (i) a Fair Market Value management agreement, pursuant to which the Company shall manage the operations of such Permitted Physician Partnership in exchange for a fee to be paid to the Company by such Permitted Physician Partnership and (ii) a cash management agreement, pursuant to which such Permitted Physician Partnership will participate in the Company’s cash management system.

          “Physician Support Obligation” means a loan to or on behalf of, or a guarantee of income to or Indebtedness of, or other amounts advanced to (i) a physician or healthcare professional providing service to patients in the service area of a hospital or other healthcare facility operated by the Company or any of its Subsidiaries or (ii) any independent practice association or other entity majority-owned by any Person described in clause (i) made or given by the Company or any Subsidiary of the Company, in each case:
          (a) in the ordinary course of its business; and
          (b) pursuant to a written agreement.
          “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Investor” means any (a) individual physician who intends to purchase Equity Interests of any Permitted Joint Venture, (b) any Person owned, controlled, managed or operated by individual physician(s), (c) any trust of which an individual physician is a grantor, trustee or a beneficiary, (d) any retirement plan owned or controlled by, or for the benefit of, an individual physician, (e) a Person in the business of operating or managing hospitals, health systems or other health care business or facility which the Company is permitted to operate under this Indenture and (f) such other individual investors whose aggregate beneficial ownership in such Restricted Subsidiary does not exceed 5%; provided that any such Person is otherwise permitted by applicable law to purchase Equity Interests of any Permitted Joint Venture.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the Fair Market Value of any such assets or Capital Stock shall be determined by the principal financial officer of the Company in good faith, except that in the event the value of any such assets or Capital Stock exceeds $15.0 million or more, the Fair Market Value shall be determined by an independent financial advisor.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and Banc of America Securities LLC on behalf of the initial purchasers named therein as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered notes, under the Securities Act.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of any Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904 of Regulation S.
          “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.
          “Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services.
          “Secured Indebtedness” means any Indebtedness of the Company and the Restricted Subsidiaries secured by a Lien.
          “Secured Indebtedness Ratio” means, as of any date of determination, the ratio of (a) all Secured Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, including any Secured Indebtedness to be Incurred on such date, to (b) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
          “Sponsor” means GTCR Capital Partners, L.P., GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., each a Delaware limited partnership, together with each of their respective Affiliates and any other entity brought in as a sponsor or co-sponsor provided that such entity is not brought in contemplation of an initial public offering.
          “Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the final date on which the payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

          “Subordinated Obligations” means any obligations of the Company (whether outstanding on the date hereof or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.
           “Subsidiary” means, with respect to any specified Person:
     (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Subsidiary Guarantee” means the Guarantee of the Notes by each of the Guarantors pursuant to Article 10 hereof and in the form of the Guarantee endorsed on the form of Note attached as Exhibit E hereto and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.17 hereof.
          “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the properties or assets of the Company or any Guarantor is sold, assigned, transferred, conveyed or otherwise disposed of.
          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
          “Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to July 1, 2013; provided, however, that if the period from the redemption date to July 1, 2013 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to July 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.
          “Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          “Unrestricted Subsidiary” means any Subsidiary of the Company or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (a) has no Indebtedness other than Non-Recourse Debt and Indebtedness represented by short-term, open account working capital rates entered into in the ordinary course of business for cash management purposes and consistent with past practice;
     (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
     (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;
     (e) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; and
     (f) any Subsidiary of an Unrestricted Subsidiary.
          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10 hereto. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereto, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
          “U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (b) the then outstanding principal amount of such Indebtedness.
Section 1.02. Other Definitions.

Defined in
Term	Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Offer”	4.16
“Change of Control Purchase Price”	4.16
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Initial Lien”	4.11
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer to Purchase”	3.09
“Paying Agent”	2.03
“Purchase Date”	3.09
“Purchase Price	3.09
“Registrar”	2.03
“Security Register”	2.03
Section 1.03. Incorporation by Reference of Trust Indenture Act.
          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          (b) The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes and the Guarantees;
          “indenture security holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
Section 1.04. Rules of Construction.
          (a) Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;
               (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
               (iii) “or” is not exclusive;
               (iv) words in the singular include the plural, and in the plural include the singular;
               (v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
               (vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
               (vii) “including” means “including without limitation;”
               (viii) provisions apply to successive events and transactions; and
               (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.
ARTICLE 2.
THE NOTES
Section 2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the

Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
               (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
               (2) an Officers’ Certificate from the Company.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, or any successor publications, shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.
          (f) Certificated Securities. The Company shall exchange Global Notes for Definitive Notes if: (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.
          Upon the occurrence of any of the events set forth in clauses (i), (ii) or (iii) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.
          Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the

Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.
Section 2.02. Execution and Authentication.
          (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.
          (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.
          (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          (d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.
          (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
Section 2.03. Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. the Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.
Section 2.04. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(i) and (j) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).
Section 2.06. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
          and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.
     (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
          (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.
     (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit

B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.Notwithstanding Sections 2.06(c)(1)(A) and (c) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (iii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.
     (iv) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(i) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.
     (i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

     (C) if such Restricted Definitive Note is being transferred to a “non- U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note and in all other cases, a IAI Global Note.
     (ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

     (2) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.
     (iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.
     (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
     (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;
     (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.
     (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

          (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend.
     (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
          “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
          “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
     (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05 hereof).

     (ii) All Global Notes and Definitive Notes issued upon any registration or transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     (iii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
     (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.
     (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07. Replacement Notes.
          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide an affidavit of loss and indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.
          Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08. Outstanding Notes.
          (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(c) hereof.

          (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.
          (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10. Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Notes will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.
          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.11. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12. Payment of Interest; Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13. CUSIP or ISIN Numbers.
          The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.
Section 2.14. Additional Interest.
          If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.
Section 2.15. Issuance of Additional Notes.
          The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.
          With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
          (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
          (b) the issue price, the Issue Date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and
          (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes or shall be issued in the form of Exchange Notes.
Section 2.16. Record Date.
          The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, no later than two Business Days prior to the redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.
Section 3.02. Selection of Notes to Be Redeemed.
          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:
          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.
          In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; provided that no Notes of $2,000 or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
          At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the redemption date;
          (b) the appropriate calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;
          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
          (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.
Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
          On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date, and shall invest such proceeds until such use to pay the redemption price as directed by the Company in Cash Equivalents. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or note such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.
          (a) Except as set forth in clauses (a) and (b) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to July 1, 2013. At any time prior to July 1, 2013, the Company may redeem all or a portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof, at the redemption price equal to the greater of:
     (1) 100% of the principal amount of the Notes to be redeemed; and
     (2) the sum of the present values of (a) the redemption price of the Notes at July 1, 2013 (as set forth below) and (b) the remaining scheduled payments of interest from the redemption date through July 1, 2013, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points;
plus, in either case, accrued and unpaid interest and Additional Interest, if any, to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          (b) At any time before July 1, 2013, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any Equity Offering of common stock of the Company; provided, however that:
     (1) at least 65% of the original aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
          On or after July 1, 2013, the Company may, at its option, redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Percentage
2013	106.938%
2014	104.625%
2015	102.313%
2016 and thereafter	100.000%
          (c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
          (d) Notwithstanding any provisions in this Section 3.07, the Company may acquire any Notes by means other than a redemption, whether by tender offer, open market purchases, privately negotiated transactions or otherwise, in accordance with applicable securities laws and regulations.
Section 3.08. Mandatory Redemption.
          Except as set forth in Sections 4.12 and 4.16 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

Section 3.09. Offer To Purchase.
          (a) In the event that, pursuant to Section 4.12 or 4.16 hereof, the Company shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.
          (b) The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.
          (c) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase (in the case of any Change of Control, such notice shall be mailed within 30 days following such Change of Control) stating:
     (i) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.16;
     (ii) the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.16, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or Section 4.16 hereof, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);
     (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;
     (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;
     (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in a principal amount of $2,000 or in integral multiples of $1,000 only;
     (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;
     (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (ix) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the

Company so that only Notes in denominations of $2,000 or integral multiples of $1,000 shall be purchased);
     (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and
     (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
          (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.
          (e) On or prior to the Purchase Date, the Company shall, to the extent lawful:
     (i) accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;
     (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.
          (f) The Paying Agent shall promptly (but in the case of a Change of Control not later than 60 days from the date of the Change of Control) execute and issue a new Note and mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Purchase Price for such Notes, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
          (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.
          (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.16, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.16, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

          (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.
ARTICLE 4.
COVENANTS
Section 4.01. Payment of Notes.
          The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available United States dollars and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest and Additional Interest, if any, paid on the Notes. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.
          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02. Maintenance of Office or Agency.
          (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03. Reports.
          (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders, within the time periods specified in the Commission’s rules and regulations:

     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
          Provided, however, the Company shall not be required to provide information regarding management compensation information, nor to comply with all aspects of the Sarbanes-Oxley Act of 2002. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed summary presentation, either on the face of the financial statements or in the footnotes thereto, and if the Company or any of its Restricted Subsidiaries has made an Investment of at least $1.0 million in such Unrestricted Subsidiary, in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          (b) The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.03 for the purposes of making such reports available to it and to the Holders of Notes who may request such information. Delivery of such reports, information and documents to the Trustee as may be required pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.04. Compliance Certificate.
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing with the fiscal year ended December 31, 2010, an Officers’ Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) The Company shall otherwise comply with TIA §314(a)(2).
          (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
Section 4.05. Taxes.
          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06. Stay, Extension and Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Corporate Existence.
          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.
Section 4.08. Payments for Consent.
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock other than to the Company; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any of the Company’s Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be and the proceeds of such Indebtedness or Disqualified Stock applied, at the beginning of such four-quarter period.
          (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company or any Guarantor of Indebtedness and letters of credit under one or more Credit Facilities (and by any Permitted Joint Venture or Permitted

Physician Partnership of Indebtedness represented by the pledge of assets under one or more credit facilities) and Guarantees thereof by the Guarantors; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Company and the Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) does not exceed $200.0 million, less the aggregate amount of Net Proceeds from an Asset Sale applied by the Company and its Restricted Subsidiaries to repay Indebtedness thereunder (and, in the case of revolving credit Indebtedness, correspondingly reduce commitments with respect thereto), pursuant to Section 4.12(c)(1) hereof;
     (2) the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;
     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes and the Exchange Notes and related Guarantees pursuant to a Registration Rights Agreement;
     (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the lease or the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;
     (5) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, defease, renew, refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this Section 4.09 or clauses (2), (3), (4), (15) or (19) of this paragraph (b);
     (6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:
     (i) if the Company or a Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the Subsidiary Guarantees, as the case may be; and;
     (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;
     (7) the incurrence of Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, holdbacks or obligations in respect of purchase price adjustments or similar obligations in connection with the acquisition or disposition of assets, including without limitation, shares of Capital Stock of Restricted Subsidiaries or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition;

     (8) the incurrence of Indebtedness of the Company or any Restricted Subsidiary represented by (a) letters of credit for the account of the Company or any Restricted Subsidiary or (b) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are issued in the ordinary course of business, including, without limitations, letters of credit and obligations in respect of workers’ compensation claims, payment obligations in connection with sales tax and insurance, including, health, disability or other employee benefits or property, casualty, liability insurance or self-insurance or other similar requirements;
     (9) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging currency or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);
     (10) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the form of loans from Capella Surety;
     (12) the incurrence of Indebtedness evidenced by a Permitted Physician Partnership Note;
     (13) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;
     (14) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
     (15) Indebtedness or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary that is a Guarantor, or is or shall become a Permitted Joint Venture, in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (i) the Company or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (ii) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;
     (16) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;
     (17) Physician Support Obligations incurred by the Company or any Restricted Subsidiary;

     (18) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
     (19) Indebtedness consisting of the financing of insurance premiums; and
     (20) Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (20), does not exceed at any one time outstanding, when taken together with any Refinancing Indebtedness in respect thereof, 5% of Consolidated Net Tangible Assets (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (20) shall cease to be deemed incurred or outstanding for purposes of this clause (20) but shall be deemed incurred for the purposes of clause (a) of this Section 4.09 from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (20)).
          (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(1) through (b)(20) above or is entitled to be incurred pursuant to Section 4.09(a), in each case, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness shall be treated as having been incurred pursuant to such clauses or paragraph (a) hereof, as the case may be, designated by the Company. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance of the exception provided by clause (1) of Section 4.09(b). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09. The maximum amount of Indebtedness that the Company and any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange note of currencies.
Section 4.10. Restricted Payments.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution (A) on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or (B) to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions (i) payable in Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or a Restricted Subsidiary or (iii) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than from the Company or any Restricted Subsidiary);
     (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or stated final maturity any Subordinated Obligations of the Company or any Guarantor, other than Subordinated Obligations owed to the Company or any Restricted Subsidiary (or the purchase, repurchase or other acquisition of Subordinated Obligations, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final stated maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or
     (4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
     (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (10) and (12) of paragraph (b) hereof), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (B) 100% of the aggregate net cash proceeds and 100% of the Fair Market Value of property and marketable securities received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company, in either case, that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests or Disqualified Stock or debt securities sold to a Restricted Subsidiary of the Company), plus
     (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash or for Fair Market Value of property and marketable securities, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus
     (D) 100% of the aggregate amount received in cash and 100% of the Fair Market Value of property and marketable securities received after the Issue Date from the sale of the capital stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary, plus
     (E) in case, after the date hereof, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Company or a Restricted Subsidiary, an amount equal to the lesser of (1) the net book value at the date of the redesignation, combination or transfer of the aggregate Investments made by the Company and the Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable), and (2) the Fair Market Value of the Investments owned by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
     (F) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the aggregate Investments of the Company or any Restricted Subsidiary in such Person that were previously treated as Restricted Payments.
          (b) The preceding provisions shall not prohibit:
     (1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations of the Company or any Guarantor or of any Equity Interests of the Company or any direct or indirect parent of the Company (“Retired Capital Stock”) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company that are contributed to the Company (“Refunding Capital Stock”) and the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a the Company or a Subsidiary of the Company) of Refunding Capital Stock; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be no more than Fair Market Value and shall be excluded from clause (iii)(B) of the preceding paragraph;
     (3) the redemption, repurchase, defeasance or other acquisition of any Subordinated Obligations of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;
     (4) the payment of any dividend, other payment or distribution on account of Equity Interests by a Restricted Subsidiary to the Company or another Restricted Subsidiary;
     (5) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any of their direct or indirect parent entities (a) held by any future, present or former employee, director or consultant of the Company, its Subsidiaries or (to the extent such person renders services to the business of the Company or its Subsidiaries) the Company’s direct or indirect entities pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted from time to time or pursuant to any agreement with any director or officer in existence on the Issue Date or (b) from an employee of the Company upon the termination of such employee’s employment with the Company; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (5) may not exceed $5.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to the next succeeding twelve-month period); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Company and its Subsidiaries) the Company’s direct or indirect parent entities, that occurs after the Issue Date plus (ii) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Company, after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (i) and (ii) above in any calendar year) less (ii) the amount of any Restricted Payments previously made pursuant to clauses (i) and (ii) of this clause (5); and provided, further, that cancellation of Indebtedness owing to the Company from members of management of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of their direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this Section 4.10 or any other provision of this Indenture;
     (6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (7) the payment of dividends on the common equity interests of the Company (or the payment of dividends to any direct or indirect parent of the Company to fund a payment of dividends on such entity’s common stock) following the first public offering of the common stock of the Company, or the common equity interests of any of the Company’s direct or indirect parent entities after the Issue Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Company in any public offering, other than public offerings with respect to common equity interests registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and other than any public sale constituting an Excluded Contribution;
     (8) Restricted Payments equal to the amount of Excluded Contributions;
     (9) the declaration and payment of dividends to, or the making of loans to, Holdings to pay:
               (a) (i) overhead (including salaries and other compensation expenses) and franchise or similar tax liabilities, legal, accounting and other professional fees and expenses in connection with, and to the extent attributable, to the maintenance of the Company or Holdings’, existence and its ownership of the Company or any of its Subsidiaries, as applicable, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with, and to the extent attributable to, the maintenance of the Company or Holdings’ existence and its ownership of the Company or any of its Subsidiaries, as applicable;
               (b) with respect to each tax year (or portion thereof), federal, state or local income taxes (as the case may be) imposed directly on or allocated to Holdings or the Company or which are due and payable by Holdings or the Company as part of a consolidated group, to the extent such income taxes are attributable to the income of the Company or any of its Subsidiaries; and
               (c) Investments in Capella Surety in an aggregate principal amount not to exceed the sum of (i) the capital required under the applicable laws or regulations of the jurisdiction in which Capella Surety is formed or determined by independent actuaries as prudent and necessary capital to operate Capella Surety and (ii) any reasonable and customary corporate overhead expenses of Capella Surety;

     (10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Company issued after the Issue Date; provided that (a) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock issued after the Issue Date;
     (11) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to Section 4.12 and Section 4.16; provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (12) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of either the Company or any of its Restricted Subsidiaries; provided that the principal financial officer of the Company shall have determined in good faith that such payments are not made for the purpose of evading the limitations of this Section 4.10; and
     (13) so long as no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, other Restricted Payments in an aggregate amount since the Issue Date not to exceed $25.0 million.
          (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture. If the Company or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company financial statements affecting Consolidated Net Income of the Company for any period.
Section 4.11. Liens.
     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Liens (the “Initial Lien”) of any kind against or upon any of their respective properties or assets, or any proceeds, income or profit therefrom that secure any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
     (b) Any Lien created for the benefit of the Holder of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Section 4.12. Asset Sales.
          The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

     (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests of any Restricted Subsidiary issued, sold, transferred, conveyed or otherwise disposed of;
     (b) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this clause (b), each of the following shall be deemed to be cash:
     (i) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
     (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, to the extent of the cash received in that conversion; and
     (iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii), that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 2.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value).
     (c) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).
          Notwithstanding the foregoing, the 75% limitation referred to in clause (b) above shall not apply to any Asset Sale in which the amount of consideration of the type referred to in clause (b) above received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiaries may apply those Net Proceeds (or any portion thereof) at its option:
     (1) to repay Secured Indebtedness of the Company or any Guarantor (other than Indebtedness owed to the Company, any Guarantor or any Affiliate of the Company) and, if the Secured Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
     (2) to repay Indebtedness of a Restricted Subsidiary;
     (3) to acquire all or substantially all of the assets of, or not less than a majority of the Voting Stock of, another Person engaged in a Permitted Business;
     (4) to make a capital expenditure; or
     (5) to acquire other long-term assets or property that are used or useful in a Permitted Business provided that the 365-day period provided above to apply any portion of Net Proceeds in accordance with clause (3) above shall be extended by an additional 180 days if by not later than the 365th day after receipt of such Net Proceeds, the Company or a Restricted Subsidiary, as

applicable, has entered into a bona fide binding commitment to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.
          Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an “Asset Sale Offer” (which offer may be made at any time within such 365 period) to all Holders to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
Section 4.13. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;
     (b) make loans or advances to the Company or any Restricted Subsidiary; or
     (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary.
          However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Existing Indebtedness, Credit Facilities and Hedging Obligations as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (2) this Indenture, the Notes and the Subsidiary Guarantees;

     (3) applicable law, rule, regulation or order;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with industry practices;
     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the first paragraph of this Section 4.13;
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary that contains customary restrictions with respect to such Restricted Subsidiary pending its sale or other disposition or the sale or other disposition of its assets;
     (8) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.11 hereto that limit the right of the debtor to dispose of the assets subject to such Liens;
     (9) any agreement relating to dividends in respect of Capital Stock of a Permitted Physician Partnership or a Permitted Joint Venture to the Company, any Restricted Subsidiary or Qualified Investor owning such Capital Stock to the extent that such dividends are made on a pro rata basis based on the aggregate ownership of such Permitted Physician Partnership or Permitted Joint Venture;
     (10) customary provisions, including but not limited to provisions with respect to the payment of distributions, or the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;
     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (12) other Indebtedness of Restricted Subsidiaries which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.09 hereto so long as the restrictions contained in such agreement are no more onerous in any material respect than the restrictions of the same type contained in this Indenture;
     (13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
     (14) customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
     (15) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
     (16) contracts entered into in the ordinary course of business, not related to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and
     (17) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.14. Affiliate Transactions.
          The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
     (a) the Affiliate Transaction (i) is evidenced in writing if it involves transactions of $2.0 million or more and (ii) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (b) the Company delivers to the Trustee:
     (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
     (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
          The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
     (1) transactions between or among the Company and/or any Restricted Subsidiary or an entity that becomes a Restricted Subsidiary as a result of such transaction;
     (2) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;
     (3) reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Restricted Subsidiary entered into in the ordinary course of business;
     (4) any transactions made in compliance with Section 4.10 hereto;

     (5) loans and advances (or cancellation of loans) to officers, employees and consultants of the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary;
     (6) transactions between any Permitted Physician Partnership or Permitted Joint Venture and the Company or any Restricted Subsidiaries pursuant to any Physician Partnership Management Agreements or Permitted Joint Venture Agreements, including payment of any fees by such Permitted Physician Partnership or Permitted Joint Venture to the Company or any Restricted Subsidiaries;
     (7) any agreement as in effect as of the Issue Date or any amendment thereto so long as any such amendment is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;
     (8) the payment to Sponsors and any of their Affiliates of fees in connection with annual management, consulting and monitoring of the Company in an aggregate amount in any fiscal year not in excess of the greater of (a) $2.0 million and (b) 2.0% of Consolidated Cash Flow (less the amount pursuant clause (8) in the definition of “Consolidated Cash Flow”) pursuant to any management or monitoring agreement in effect on the Issue Date;
     (9) payments by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with the Refinancing, acquisitions and divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith and are made pursuant to agreements as in effect on the Issue Date;
     (10) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, its organizational documents (including any registration rights agreement or purchase agreements related thereto to which it is party on the Issue Date and any similar agreement that it may enter into thereafter); provided that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to its organizational documents or under any similar agreement or amendment thereto entered into after the Issue Date shall only be permitted by this clause (10) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to Holders in any material respect;
     (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and or the Restricted Subsidiaries, in the reasonable determination of the principal financial officer of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (12) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent of the Company, or to any Permitted Holder;
     (13) any transaction with a Capella Surety in the ordinary course of operations of Capella Surety;
     (14) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

     (15) Investments by any of the Sponsors in securities of the Company or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and
     (16) transactions with joint ventures in Permitted Businesses entered into in the ordinary course of business and in a manner consistent with past practice.
Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.
          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for (x) Restricted Payments under the first paragraph of Section 4.10 hereof, or (y) Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.
          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements specified in the definition of “Unrestricted Subsidiary,” it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.
Section 4.16. Repurchase at the Option of Holders Upon a Change of Control.
          (a) Upon the occurrence of a Change of Control, the Company shall make an offer in cash (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09 hereof. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, (the “Change of Control Purchase Price”) on the Notes repurchased, to the Purchase Date.
          (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
          (c) The Company’s obligation to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of a Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes.

Section 4.17. Future Subsidiary Guarantors.
          If any Restricted Subsidiary of the Company guarantees Indebtedness of the Company, or are named borrowers, under any Credit Facility, then that Restricted Subsidiary will, for so long as such Restricted Subsidiary guarantees, and/or remains obligated under, any Credit Facility, be a Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the Trustee within 20 Business Days of the date of such occurrence.
Section 4.18. Business Activities.
          The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.
Section 4.19. Sale and Leaseback Transactions.
          The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
     (a) the Company or that Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof and (b) secured such Indebtedness pursuant to Section 4.11 hereof;
     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and
     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12 hereof.
ARTICLE 5.
SUCCESSORS
Section 5.01. Merger, Consolidation or Sale of Assets.
          (a) Neither the Company nor any Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Guarantor, as the case may be, is the Surviving Person) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of, in the case of the Company, the Company and the Guarantors taken as a whole, and in the case of any Guarantor, such Guarantor and its Subsidiaries that are Guarantors taken as a whole, in one or more related transactions, to another Person; unless:
          (i) either
     (A) the Company or such Guarantor, as the case may be, shall be the Surviving Person; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
     (ii) except as otherwise described with respect to the release (or inapplicability) of Subsidiary Guarantees of Guarantors pursuant to Article 10, the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Person, all the obligations of the Company or such Guarantor, as the case may be, under this Indenture, the Notes, the Registration Rights Agreement and the Subsidiary Guarantees;
     (iii) immediately after such transaction, no Default or Event of Default exists; and
     (iv) except with respect to a consolidation or merger of the Company with or into a Guarantor, or a Guarantor with or into another Guarantor, the Company or such Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.
          (b) Notwithstanding the preceding clause (iv), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor Restricted Subsidiary, and the Company or any Restricted Subsidiary may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company or such Restricted Subsidiary in another state of the United States or changing the Company or such Restricted Subsidiary’s entity type.
          (c) The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
          (d) If a direct or indirect parent of the Company, organized or existing under the laws of the United States, any state of the United States or the District of Columbia (“Parent”), assumes the Company’s obligations under this Indenture in a transaction that meets the requirements of this Section 5.01 where the Parent is the Surviving Person for purposes of Section 5.01, all obligations of the Company under this Indenture shall be discharged except to the extent that the Company is or becomes a Subsidiary, Restricted Subsidiary or Subsidiary Guarantor of the Notes. In such event, Parent will succeed to, and be substituted for, the Company under this Indenture, the Notes and the Registration Rights Agreement.
Section 5.02. Successor Corporation Substituted.
          Except as described with respect to the release of Subsidiary Guarantees of Guarantors pursuant to Article 10, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Subsidiary Guarantee, as the case may be, in the case of:
     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole, or
     (b) a lease.

ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     Each of the following constitutes an “Event of Default” with respect to the Notes:
     (a) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes;
     (b) default in the payment when due of the principal of, or premium, if any, on, any of the Notes;
     (c) failure by the Company or any Restricted Subsidiary to comply with Section 5.01 hereof;
     (d) failure by the Company or any Restricted Subsidiary to comply with any of its other agreements in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 60 days after written notice is given to the Company as provided below;
     (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary other than Indebtedness owed to the Company or a Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (i) is caused by a failure to pay principal on such Indebtedness after giving effect to any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
     (f) failure by the Company or any Significant Subsidiary to pay final judgments (other than judgments covered by insurance policies) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment has become final and an enforcement proceeding has been commenced by a creditor upon such judgment or decree which is not promptly stayed;
     (g) except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and
     (h) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
Section 6.02. Acceleration.
          If any Event of Default (other than the type described in Section 6.01(c)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of at least 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.
          In the case of an Event of Default specified in Section 6.01(c), all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.
          At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:
     (a) the rescission would not conflict with any judgment or decree;
     (b) all existing Events of Default have been cured or waived except nonpayment of principal of or interest, including any Additional Interest, on the Notes that has become due solely by reason of such declaration of acceleration;
     (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
     (d) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and
     (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(c), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.
     No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
     In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by the Company or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07 (a) or (c), as applicable, shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.
Section 6.03. Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04. Waiver of Defaults.
          The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes. In the event of any Event of Default specified in clause (f) of Section 6.01, such Event of Default and all consequences of that Event of Default (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after the Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that:
     (a) the Indebtedness or Guarantee that is the basis for the Event of Default has been discharged;
     (b) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or
     (c) the default that is the basis for such Event of Default has been cured;
it being understood that in no event shall an acceleration of the principal amount of the Notes as described in Section 6.02 hereof be annulled, waived or rescinded upon the happening of any such events.
Section 6.05. Control by Majority.
          Subject to Sections 7.01, 7.02(f), 7.02(i) (including the Trustee’s receipt of the security or indemnification described therein) and 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.
Section 6.06. Limitation on Suits.
          No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
     (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;
     (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and
     (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
          The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.
          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture (including Section 6.06 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee shall be authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
          The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7.
TRUSTEE
Section 7.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)	Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.
Section 7.02. Rights of Trustee.
     Subject to TIA Section 315:
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.
     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.
     (g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.
     (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (i) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (j) The rights, privileges, immunities and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee consistent with the terms of this Indenture to act hereunder.
     (k) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06. Reports by Trustee to Holders.
          Within 60 days after each January 1 beginning with the January 1 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA §313(c).
          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.
Section 7.07. Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, to the extent the Company has not been materially prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08. Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.
Section 7.09. Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11. Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest or Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) the provisions of this Article 8 relating to Legal Defeasance. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.08 through 4.20 hereof, and the operation of Section 5.01(a)(iv), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to the covenants contained in Section 5.01(a)(iv)), clause (d) (with respect to the covenants contained in Sections 4.09, 4.10, 4.12 and 4.17), clause (e) (with respect to the covenants contained in Sections 4.08 and 4.11 through 4.20), (f), (g), (h) and (i) (but in the case of (h) and (i) of Section 6.01, with respect to Significant Subsidiaries only).

Section 8.04. Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.
          Legal Defeasance or Covenant Defeasance may be exercised only if:
     (a) the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in an amount sufficient, in the opinion of a nationally recognized firm of independent registered public accountants, to pay the principal of, or premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to such particular redemption date;
     (b) in the case of Legal Defeasance under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance under Section 8.03 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
     (f) the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and
     (g) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05. Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)) hereof, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to Company.
          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.
          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.
Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:
     (a) cure any ambiguity, defect or inconsistency;
     (b) provide for uncertificated Notes in addition to or in place of certificated Notes;
     (c) provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture as contemplated by Article 5 hereof;
     (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;
     (e) provide for or confirm the issuance of Additional Notes in accordance with this Indenture;
     (f) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
     (g) to release a Subsidiary Guarantee;
     (h) to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee;
     (i) to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees.
          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
          Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of, or change the Stated Maturity of, any Note or alter the provisions with respect to the redemption, other than repurchase of the Notes pursuant to Section 4.16 hereof (including the applicable definitions);
     (c) reduce the rate of, or change the time for payment of, interest, if any, on, any Note;
     (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (e) make any Note payable in currency other than that stated in the Note;
     (f) make any change in the provisions (including applicable definitions) of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, such Holder’s Notes;
     (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by the provisions of Section 4.16 hereof);
     (h) make any change in any Subsidiary Guarantees that would adversely affect the Holders of the Notes;
     (i) make any change in this Section 9.02.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.
Section 9.05. Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, etc.
          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03 hereof).
ARTICLE 10.
GUARANTEES
Section 10.01. Guarantee.
          Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any

Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
     (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to
     (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person,
     (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person,
     (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or
     (4) pursue any other remedy in the power of any Benefited Party whatsoever;
     (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees;
     (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
     (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith;
(e) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder,
     (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof,
     (3) any rights to set-offs, recoupments and counterclaims and
     (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

     (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof;
     (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and
     (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05 hereof, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.
          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 10.02. Limitation on Guarantor Liability.
          (a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).
          (b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03. Execution and Delivery of Guarantee.
          To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its Chief Executive Officer President or one of its Vice Presidents.
          Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
          The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.
Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.
          Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:
     (a) subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and
     (b) the Guarantor complies with the requirements of Article 5 hereof.
          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
          Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Release.
          A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall automatically and unconditionally be released and discharged from all of its obligations under this Article 10 if:
          (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.12 hereof;
          (b) in connection with any sale of all or any portion of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.12 hereof;
          (c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.15 hereof;
          (d) if the Guarantor merges with or into or consolidates with another Person in compliance with Section 5 and such Guarantor is not the Surviving Person; or
          (e) (i) if the Guarantor’s Guarantee and/or obligation as a borrower under each Credit Facility is released or such release is authorized under a Credit Facility and the administrative agent under such Credit Facility has agreed to release such Guarantee and/or obligation as a borrower subject only to and promptly following the release of such Guarantor’s Guarantee under this Indenture or (ii) the Indebtedness that resulted in the creation of such Guarantee and/or obligation as a borrower is released or discharged.
          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11.
SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:
     (a) either:
     (i) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust and is thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
     (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any other Guarantor is a party or by which the Company or any other Guarantor is bound;
     (c) the Company has paid or caused to be paid all sums payable by it hereunder; and
     (d) in the event of a deposit as provided in clause a(ii) above, the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Section 11.02. Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to money deposited with the Trustee pursuant to Section 11.01 hereof.
Section 11.03. Repayment to Company.
          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.
ARTICLE 12.
MISCELLANEOUS
Section 12.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02. Notices.
          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:
If to the Company:
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Center Drive, Suite 200
Franklin, Tennessee 37067
Facsimile: 615-764-3030
Attention: General Counsel
With a copy to:
Waller Lansden Dortch & Davis, LLP
Suite 2700, 511 Union Street
Nashville, TN 37219
Facsimile: 615-244-6804
Attention: J. Chase Cole
If to the Trustee:
U.S. Bank, National Association
CN-TN-PL02
150 4th Avenue North
Nashville, Tennessee 37219
Attention: U.S. Bank Corporate Trust Services
Telecopier No.: (615) 251-0737
          The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.
          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 12.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.
Section 12.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor or any direct or indirect parent entity, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08. Governing Law.
          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10. Successors.
          All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.
Section 12.11. Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.13. Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14. Qualification of this Indenture.
          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
[Signatures on following page]

SIGNATURES
Dated as of June 28, 2010

Capella Healthcare, Inc.
By:	/s/ Howard T. Wall III
	Name:	Howard T. Wall III
	Title:	Senior Vice President, General Counsel, and Secretary

CMCH Holdings LLC
Cullman County Medical Clinic, Inc.
Cullman Hospital Corporation
Cullman Surgery Venture Corp.
Farmington Clinic Company, LLC
Farmington Hospital Corporation
Farmington Missouri Hospital Company, LLC
Farmington Heart & Vascular Center, LLC
Hartselle Physicians, Inc.
Jacksonville Medical Professional Services, LLC
Jacksonville Surgical and Medical Affiliates, LLC
Mineral Area Pharmacy and Durable Medical
Equipment, LLC
National Healthcare of Decatur Inc.
National Healthcare of Hartselle, Inc.
National Park Physician Services, LLC
NPMC, Home Health, LLC
NPMC Holdings, LLC
NPMC, LLC
National Park Cardiology Services, LLC
Oregon Healthcorp, LLC
Parkway Medical Clinic, Inc.
QHG of Jacksonville, Inc.
Russellville Holdings, LLC
Sparta Hospital Corporation
St. Mary’s Holdings, LLC
St. Mary’s Physician Services, LLC
St Mary’s Real Property, LLC
Willamette Valley Clinics, LLC
Willamette Valley Medical Center, LLC
Capella Holdings of Oklahoma, LLC
Capital Medical Center Holdings, LLC
Capital Medical Center Partner, LLC
Columbia Medical Group — South Pittsburg, Inc.
Columbia Olympia Management, Inc.
Grandview Physician Group, LLC
Muskogee Holdings, LLC
Muskogee Medical and Surgical Associates, LLC
Muskogee Physician Group, LLC
Muskogee Regional Medical Center, LLC
River Park Hospital, Inc.
River Park Hospitalists, LLC
River Park Physician Group, LLC
Sequatchie Valley Urology, LLC

Southwestern Emergency Department Physician Services, LLC
Southwestern Medical Center, LLC
Southwestern Neurosurgery Physicians, LLC
Southwestern Physician Services, LLC
Southwestern Surgical Affiliates LLC
Lawton Holdings, LLC
SP Acquisition Corp.
Western Washington Healthcare, LLC
WPC Holdco, LLC,

as Guarantors

By:	/s/ Howard T. Wall III
	Name:	Howard T. Wall III
	Title:	Vice President and Secretary

Trustee:

U.S. Bank National Association
By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

EXHIBIT A
(Face of Note)
[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]
9.25% SENIOR NOTES DUE 2017

CUSIP
No.	$
CAPELLA HEALTHCARE, INC.
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on July 1, 2017.
Interest Payment Dates: January 1 and July 1, commencing on January 1, 2011.
Record Dates: December 15 and June 15.
Dated: June 28, 2010.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Capella Healthcare, Inc.
By:
Name:
Title:

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

U.S. Bank National Association, as Trustee
By:
Authorized Signatory

Dated June 28, 2010

(Back of Note)
9.25% SENIOR NOTES DUE 2017
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. CAPELLA HEALTHCARE, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.25% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement. The Company shall pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 28, 2010; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of January 1 or July 1 to occur after the date of issuance, unless such January 1 or July 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of January 1 and July 1 to occur after the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the December 15 or June 15 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes for which the Holder thereof owns more that $1.0 million principal amount of the Notes and shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated as of June 28, 2010 (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption.
          (a) Except as set forth in clauses (b) and (c) of this Paragraph 5, the Notes will not be redeemable at the option of the Company prior to July 1, 2013. Starting on that date, the Company may redeem all or a portion of the Notes, at once or over time, after giving the required notice under the Indenture at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on July 1 of the years indicated below:

Year	Percentage
2013	106.938%
2014	104.625%
2015	102.313%
2016 and thereafter	100.000%
          (b) At any time prior to July 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of any Equity Offering of common stock of the Company; provided, however, that (i) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after giving effect to such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) any such redemption shall be made within 120 days of such Equity Offering.
          (c) At any time prior to July 1, 2013, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the indenture at a redemption price equal to the greater of:
(i)	100% of the principal amount of the Notes to be redeemed, and

(ii)	the sum of the present values of (1) the redemption price of the Notes at July 1, 2013 (as set forth above) and (2) the remaining scheduled payments of interest from the redemption date through July 1, 2013, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Additional Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          (d) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
     6. Mandatory Redemption. Except as set forth in Sections 4.12 and 4.16 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or Offer to Purchase, the Notes.
     7. Repurchase at Option of Holder.
          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (a “Change of Control Offer”) at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest to, but excluding, the Purchase Date).
          (b) If the Company or one of its Restricted Subsidiaries consummates any Asset Sales, any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12 of the Indenture will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer to all Holders of Notes to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 of the Indenture or a satisfaction and discharge pursuant to Article 11 of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture in connection with a transfer of Notes. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or transfer any Notes for a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption, or during the period between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
          Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency, (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture as contemplated by Article 5 of the Indenture, (d)

make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (e) provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by the Indenture, (f) comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (g) to release a Subsidiary Guarantee, (h) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee, or (i) to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision in the Offering Memorandum to that extent that such provision in the Offering Memorandum was intended to be a verbatim recitation or a provision of the Indenture, the Notes of the Subsidiary Guarantees.
     12. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (a) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (b) default in the payment when due of the principal of, or premium, if any, on, any of the Notes; (c) failure by the Company or any Restricted Subsidiary to comply with Section 5.01 of the Indenture; (d) failure by the Company or any Restricted Subsidiary to comply with any other agreements in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c), and such failure continues for 60 days after written notice is given to the Company as provided below; (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (i) is caused by a failure to pay principal on such Indebtedness after giving effect to any applicable grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (f) failure by the Company or any Significant Subsidiary to pay final judgments (other than judgments covered by insurance policies) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment has become final and an enforcement proceeding has been commenced by a creditor upon such judgment or decree which is not promptly stayed; (g) except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (h) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
          If any Event of Default (other than an Event of Default specified in Section 6.01(c) of the Indenture) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable. In the case of an Event of Default specified in Section 6.01(c) of the Indenture, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, or the principal of the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     14. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.
     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 6, 2005, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Center Drive, Suite 200
Franklin, Tennessee 37067
Facsimile: 615-764-3030
Attention: General Counsel
     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the box below:
☐ Section 4.12

☐ Section 4.16
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ________________________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee: *

*      Participant in a recognized Signature Guarantee Medallion Program.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of		of this Global Note	Signature of
	decrease in	Amount of increase	following such	authorized signatory
	Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Center Drive, Suite 200
Franklin, Tennessee 37067
Attention: General Counsel
Facsimile: 615-764-3030
U.S. Bank National Association
Second Floor
150 4th Avenue North
Nashville, TN 37219
Attention: U.S. Bank Corporate Trust Services
Facsimile: 615-251-0737
Re: 9.25% Senior Notes due 2017
          Reference is hereby made to the Indenture, dated as of June 28, 2010 (the “Indenture”), among Capella Healthcare, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)	☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)	☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or Definitive Notes and in the Indenture and the Securities Act.
               4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
               (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
               (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United

States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
               (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Center Drive, Suite 200
Franklin, Tennessee 37067
Attention: General Counsel
Facsimile: 615-764-3030
U.S. Bank National Association
Second Floor
150 4th Avenue North
Nashville, TN 37219
Attention: U.S. Bank Corporate Trust Services
Facsimile: 615-251-0737
Re: 9.25% Senior Notes due 2017
          Reference is hereby made to the Indenture, dated as of June 28, 2010 (the “Indenture”), among Capella Healthcare, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
          (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Center Drive, Suite 200
Franklin, Tennessee 37067
Attention: General Counsel
Facsimile: 615-764-3030
U.S. Bank National Association
Second Floor
150 4th Avenue North
Nashville, TN 37219
Attention: U.S. Bank Corporate Trust Services
Facsimile: 615-251-0737
Re: 9.25% Senior Notes due 2017
          Reference is hereby made to the Indenture, dated as of June 28, 2010 (the “Indenture”), among Capella Healthcare, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $____________ aggregate principal amount of:
(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of June 28, 2010 (the "Indenture”), among Capella Healthcare, Inc., as issuer (the “Company”), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

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By:
Name:
Title:

4